                                                                    Exhibit 99.2

                     UNAUDITED PRO FORMA CONDENSED COMBINED
              FINANCIAL INFORMATION OF NORTEL NETWORKS CORPORATION

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Alteon WebSystems, Inc. ("Alteon") and the issuance of $1.5 billion of 6.125 percent notes due February 15, 2006 ("the debt issuance"). The Alteon acquisition has been accounted for under the purchase method of accounting. These unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the acquisition and the debt issuance as if they had occurred on January 1, 2000. The Alteon acquisition closed on October 5, 2000. The $1.5 billion of 6.125 percent notes were issued on February 8, 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 is based on the historical results of operations of Nortel Networks Corporation for the year then ended, and for Alteon for the period from January 1, 2000 to October 5, 2000. The unaudited pro forma condensed combined balance sheet as at December 31, 2000 gives effect to the debt issuance as if it had occurred on that date. The unaudited pro forma condensed combined balance sheet as at December 31, 2000 is based on the historical balance sheet of Nortel Networks Corporation as at that date. The following unaudited pro forma condensed combined financial information, consisting of the unaudited pro forma condensed combined balance sheet, unaudited pro forma condensed combined statement of operations, and the accompanying notes, should be read in conjunction with the historical consolidated financial statements of Nortel Networks Corporation, and the historical consolidated financial statements of Alteon.

    The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Nortel Networks Corporation after the Alteon acquisition and the debt issuance, or of the financial position or results of operations of Nortel Networks Corporation that would have actually occurred had the acquisition and the debt issuance been effected as of the dates described above.

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                           NORTEL NETWORKS CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             As at December 31, 2000
                           (millions of U.S. dollars)

                                                                                    Nortel
                                                                                   Networks          Pro Forma         Pro Forma
                                                                    Notes        Corporation        Adjustments         Combined
                                                                    -----        -----------        ------------       ---------
ASSETS
Current assets
Cash and cash equivalents                                            2.5           $  1,644           $  1,489          $  3,133
Accounts receivable                                                                   8,198                                8,198
Inventories                                                                           4,336                                4,336
Deferred income taxes - net                                                             730                                  730
Other current assets                                                 2.5              1,622                 12             1,634
                                                                                   --------           --------          --------
Total current assets                                                                 16,530              1,501            18,031

Long-term receivables                                                                 1,528                                1,528
Investments at cost and associated companies at equity                                  892                                  892
Plant and equipment - net                                                             3,419                                3,419
Intangible assets - net                                                              18,966                               18,966
Deferred income taxes - net                                                             287                                  287
Other assets                                                                            558                                  558
                                                                                   --------           --------          --------
Total assets                                                                       $ 42,180           $  1,501          $ 43,681
                                                                                   ========           ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilites
Notes payable                                                                      $    315           $   -             $    315
Trade and other accounts payables                                    2.5              3,102                  1             3,103
Payroll and benefit-related liabilites                                                  917                                  917
Other accrued liabilites                                                              3,973                                3,973
Income taxes payable                                                                    306                                  306
Long-term debt due within one year                                                      445                                  445
                                                                                   --------           --------          --------
Total current liabilities                                                             9,058                  1             9,059

Deferred income                                                                         105                                  105
Long-term debt                                                       2.5              1,178              1,500             2,678
Deferred income taxes - net                                                             902                                  902
Other liabilities                                                                     1,024                                1,024
Minority interest in subsidiary companies                                               804                                  804
                                                                                   --------           --------          --------
                                                                                     13,071              1,501            14,572
                                                                                   --------           --------          --------
SHAREHOLDERS' EQUITY
Common shares                                                                        29,141                               29,141
Additional paid-in capital                                                            3,636                                3,636
Deferred stock option compensation                                                     (413)                                (413)
Retained deficit                                                                     (2,726)                              (2,726)
Accumulated other comprehensive loss                                                   (529)                                (529)
                                                                                   --------           --------          --------
Total shareholders' equity                                                           29,109               -               29,109
                                                                                   --------           --------          --------
Total liabilities and shareholders' equity                                         $ 42,180           $  1,501          $ 43,681
                                                                                   ========           ========          ========


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                           NORTEL NETWORKS CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                          Year ended December 31, 2000
 (millions of U.S. dollars, except per share amounts, unless otherwise stated)

                                                              Nortel
                                                             Networks                                  Pro Forma     Pro Forma
                                                    Notes   Corporation      Alteon       Sub-total   Adjustments     Combined
                                                    -----   -----------      -------      ---------   -----------    ---------

Revenues                                                      $ 30,275      $    118      $ 30,393      $   -         $ 30,393
Cost of revenues                                                17,103            43        17,146                      17,146
                                                              --------      --------      --------      --------      --------
Gross profit                                                    13,172            75        13,247          -           13,247

Selling, general and administrative expense
  (excluding stock option compensation)                          5,696           102         5,798                       5,798

Research and development expense                                 4,005            25         4,030                       4,030
In-process research and development                  2.3         1,491            18         1,509          (403)        1,106
Amortization of intangibles
  Acquired technology                                2.2           869                         869            97           966
  Goodwill                                           2.2         3,944             4         3,948         1,251         5,199
Stock option compensation                            2.4           135            12           147           104           251
Special charges                                                    271                         271                         271
Gain on sale of businesses                                        (174)                       (174)                       (174)
                                                              --------      --------      --------      --------      --------
                                                                (3,065)          (86)       (3,151)       (1,049)       (4,200)

Equity in net loss of associated companies                         (33)                        (33)                        (33)
Other income - net                                                 875            10           885                         885
Interest expense
  Long-term debt                                     2.5           (86)                        (86)          (94)         (180)
  Other                                                            (83)                        (83)                        (83)
                                                              --------      --------      --------      --------      --------
Loss before income taxes                                        (2,392)          (76)       (2,468)       (1,143)       (3,611)

Income tax provision                                 2.5         1,078                       1,078           (30)        1,048
                                                              --------      --------      --------      --------      --------
Net loss applicable to common shares                          $ (3,470)     $    (76)     $ (3,546)     $ (1,113)     $ (4,659)
                                                              ========      ========      ========      ========      ========


Loss per common share
   - basic                                                    $  (1.17)                                               $  (1.55)
   - diluted                                                  $  (1.17)                                               $  (1.55)

Weighted average number of common
shares outstanding (millions)                        3.0         2,953                                                   3,015

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                    NOTES TO THE PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                   (unaudited)
  (millions of U.S. dollars, except per share amounts, unless otherwise stated)


1.     Basis of Presentation

    The unaudited pro forma condensed combined financial statements give effect to the acquisition of Alteon WebSystems, Inc. ("Alteon") and the issuance of $1,500 of 6.125 percent notes due February 15, 2006 ("the debt issuance"). The Alteon acquisition has been accounted for under the purchase method of accounting. These unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the Alteon acquisition and the debt issuance as if they had occurred on January 1, 2000. The Alteon acquisition closed on October 5, 2000. The $1,500 of 6.125 percent notes were issued on February 8, 2001. The unaudited pro forma condensed combined balance sheet as at December 31, 2000 gives effect to the debt issuance as if it had occurred on that date. The unaudited pro forma condensed combined financial statements have been prepared by the management of Nortel Networks Corporation based on:

     o the audited consolidated financial statements of Nortel Networks Corporation for the year ended December 31, 2000, and

     o the audited and unaudited consolidated statements of operations of Alteon for the year ended June 30, 2000 and for the three months ended September 30, 2000, respectively, adjusted to reflect classifications consistent with the presentation adopted by Nortel Networks Corporation.

    The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are those disclosed in Nortel Networks Corporation's audited financial statements.

    The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these unaudited pro forma condensed combined financial statements, no adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from the combining of the operations of Nortel Networks Corporation and Alteon.

    The unaudited pro forma financial information, consisting of the unaudited pro forma balance sheet, unaudited pro forma statement of operations and the accompanying notes, should be read in conjunction with the historical consolidated financial statements of Nortel Networks Corporation, and the historical consolidated financial statements of Alteon.

2.     Pro Forma Adjustments

2.1    Alteon

       Purchase price allocation and amortization period for intangible assets

                                                    Acquired                          Net Tangible             Deferred
Closing Date        Purchase      Goodwill         Technology                            Assets              Stock Option
& Acquisition         Price     (---- amortization period ----)        IPR&D          (Liabilities)          Compensation
-------------       --------     -----------------------------        --------         -----------           ------------

October 5
Alteon              $  8,054      $  6,705          $    391          $    403           $    127               $    428
                                  (4 years)        (3 years)
--------------------------------------------------------------------------------------------------------------------------



    Alteon was a provider of next generation Internet infrastructure solutions. In connection with the acquisition, Nortel Networks Corporation issued approximately 81.9 million common shares and assumed the equivalent of approximately 29.0 million stock options to purchase common shares of Nortel Networks Corporation. The fair value of the assumed Alteon stock options, using the Black-Scholes valuation model, was $1,692.

     Subsequent to the completion of the acquisition, Nortel Networks Corporation sold Alteon's network interface card division to 3Com Corp. for $110 in cash, resulting in a $103 decrease to the goodwill recorded on the acquisition.

    The following represents the allocation of the purchase price paid in the acquisition in excess of fair value of net tangible assets of Alteon acquired as of the date of closing on October 5, 2000.


    Fair value of net tangible assets acquired                             $  127
                                                                           ------

    Fair value of common shares issued                                      6,332
    Fair value of assumed stock options                                     1,692
    Acquisition costs                                                          30
                                                                           ------
    Total purchase price                                                    8,054
                                                                           ------
    Excess purchase price over fair value of net tangible
       assets acquired                                                     $7,927
                                                                           ======

    Allocation of purchase price in excess of fair value of net tangible assets acquired:


    In-process research and development                                    $  403
    Acquired technology                                                       391
    Goodwill                                                                6,705
    Deferred stock option compensation                                        428
                                                                           ------
                                                                           $7,927
                                                                           ======

2.2   Pro Forma Adjustment for Amortization

   The pro forma adjustments represent the goodwill and acquired technology amortization that would have been recorded during the period covered by the pro forma statements of operations related to the Alteon acquisition.

                                        Amortization         Amortization period
                                        ------------         -------------------
      Acquired Technology                      97         3 years, straight-line
      Goodwill                              1,251         4 years, straight-line

   The pro forma adjustments exclude the amortization for Alteon acquired technology and goodwill already accounted for by Nortel Networks Corporation and included in the results for the year ended December 31, 2000.

2.3   Pro Forma Adjustment for In-Process Research and Development

   This adjustment is to remove the effect of the in-process research and development expense included in the historical results of operations of Nortel Networks Corporation related to the Alteon acquisition which is effected as of January 1, 2000 for the purpose of the pro forma statement of operations as this statement does not give effect to nonrecurring costs related to the transaction.

2.4   Pro Forma Adjustment for Deferred Stock Option Compensation

   Deferred stock option compensation in shareholders' equity represents the value of assumed unvested stock options for companies acquired by Nortel Networks Corporation after July 1, 2000. The deferred stock option compensation represents an allocation of the purchase price of the acquired company and is recognized as stock option compensation over the vesting periods of the assumed options. The pro forma adjustment represents the additional stock option compensation amortization that would have been recorded had the Alteon acquisition taken place on January 1, 2000.

2.5   Pro Forma Adjustment for Debt Issuance

   On February 8, 2001, Nortel Networks Limited, a wholly owned subsidiary of the Company, completed an offering of $1,500 of 6.125 percent notes which mature on February 15, 2006 pursuant to a prospectus supplement dated February 1, 2001 and accompanying prospectus related to an effective shelf registration statement filed with the United States Securities and Exchange Commission. The notes will pay interest on a semi-annual basis on February 15 and August 15, beginning on August 15, 2001. The notes are redeemable, at any time at Nortel Networks Limited's option, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and a "make-whole" premium. The proceeds on the notes are allocated as follows:


     Total long-term debt                                             $ 1,500
     Deferred charges (including discounts and expenses)                  (12)
     Expenses payable in offering                                           1
                                                                      -------
     Net cash received                                                $ 1,489
                                                                      =======


   The pro forma adjustment to the statement of operations represents the additional interest, including amortization of discounts and expenses, and the related tax savings at the effective rate that would have been recorded had the debt issuance taken place on January 1, 2000. The difference between the effective tax rate and the statutory tax rate is primarily a result of differences between tax rates in various jurisdictions and reductions relating to manufacturing and processing profits.

     Effective long-term debt interest                                     $94
                                                                           ===
     Tax savings on interest expense                                       $30
                                                                           ===

3.   Per Share Information

    The pro forma loss per common share, basic and diluted is based on the weighted average number of common shares outstanding during the period as calculated below (in millions):

    Weighted average common shares outstanding at
       December 31, 2000                                                2,953
    Less weighting assigned to Alteon shares included in
       December 31, 2000 weighted average common shares                   (20)
    Common shares issued in Alteon acquisition                             82
                                                                       ------
    Pro forma weighted average common shares outstanding                3,015
                                                                       ======